SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2004

Lean Organization and Improved Operations Lead to Profitable Year End

Highlights

•	Annual revenue of $77.6 million despite grounding of space shuttle
•	Net income of $2.1 million for fiscal year 2004
•	Total debt reduced by $13.9 million to $70.3 million
•	Cash plus short-term investments at year end of $7.6 million
•	Contract backlog of $100.9 million

Houston, Texas, September 8, 2004 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced financial results for its 2004 fiscal year and fourth quarter ended June 30, 2004.

Earnings and Revenue

The fourth quarter of SPACEHAB’s fiscal year ended June 30, 2004 resulted in a net loss of $2.3 million or $0.19 per basic share, compared with a fiscal year 2003 fourth quarter net loss of $20.1 million or $1.63 per basic share. Net earnings for fiscal year 2004 were $2.1 million or $0.17 per basic share compared to a net loss in fiscal year 2003 of $81.8 million or $6.66 per basic share. Revenue for the fourth quarter of 2004 was $11.1 million, a decrease of 19% from the prior year’s quarterly revenue of $13.7 million. SPACEHAB’s revenue for fiscal year 2004 totaled $77.6 million compared to revenue of $95.0 million in the prior fiscal year.

“Although we experienced a decline in revenue for 2004 due to the completion of a large SPACEHAB Government Services contract and ongoing delays in the space shuttle launch schedule, our intense efforts to improve operations and streamline our organization resulted in a net profit for the year,” said Brian K. Harrington, SPACEHAB Senior Vice President, Finance and Chief Financial Officer. NASA has announced that it currently anticipates a return to flight for the shuttle no earlier than March 2005.

Fourth quarter results reflect costs of $1.3 million which includes expenses associated with the Company’s decision to end its contract with The Boeing Company for integration and operations services in support of SPACEHAB’s modules. The impact includes costs for closing the Huntsville, Alabama offices occupied by Boeing in fulfillment of this contract along with an incentive fee made payable upon termination of the contract. As described in more detail later in this release, SPACEHAB has significantly enhanced its internal engineering and technical staff and is now providing these services with internal personnel for future space shuttle missions.

Under the Company’s previous contract with NASA, and now under contract with Lockheed Martin Corporation, SPACEHAB received additional payments relative to costs incurred in maintaining the capability and staff for space shuttle operations during the suspension of flights and for logistics planning and preparation for future space shuttle missions.

During fiscal year 2004, SPACEHAB was faced with numerous challenges and transitions. Significant events and activities that made an impact on business operations included the extended downtime in space shuttle operations, major contractual changes in all of the Company’s main business units, the changeover of work previously outsourced to an in-house capability, and the announcement and associated outcome of the Nation’s New Vision for Space Exploration. SPACEHAB capably responded by streamlining operations, turning opportunities into reality, strengthening relationships with valued customers, and positioning the Company to be a member of the new exploration program.

Specifically, the current fiscal year earnings include goodwill impairments of $8.3 million for Astrotech and SPACEHAB Government Services and investment impairment in Guignè Inc. of $1.8 million which were recorded in the second quarter. Also included in revenue and earnings for the current fiscal year are proceeds of $17.5 million paid by Boeing in termination of certain minimum financial guarantees under its satellite processing contract with SPACEHAB’s Astrotech subsidiary.

Interest expense was approximately $8.2 million for the year ended June 30, 2004 compared to approximately $7.2 million for the year ended June 30, 2003. The current fiscal year included $1.3 million to retire an interest rate swap agreement upon restructuring of certain debt. Consolidated selling, general, and administrative expenses were $10.9 million in fiscal year 2004, compared to $13.1 for fiscal 2003, reflecting costs associated with closing and relocating the corporate offices from Washington D.C. to Houston, Texas.

“Fiscal 2004 was one of progress and transformation for SPACEHAB as the Company demonstrated growing maturity and continued to stabilize operations and build underlying profitability,” said Harrington. “We made the hard decisions to leave programs offering marginal returns or requiring high-risk investments, and we turned our financial attention to cash flow, earnings, and liquidity yet we maintained our vector as a pioneering company, leading the way toward the development of a commercial space market.”

Liquidity

Total debt was reduced by $13.9 million during fiscal 2004 to $70.3 million through scheduled debt amortization, repayment of certain loans, and the restructuring and reduction of the Astrotech facility mortgage. As previously reported, SPACEHAB completed restructuring its financing of its Florida Spacecraft Processing Facility (SPF) in January 2004, reducing the facility mortgage obligation by approximately $11.0 million. The facility mortgage was restructured with a principal balance of $5.6 million, a reduced effective interest rate from 7.87% to a fixed rate of 5.5%, and a shortened maturity date of January 2007. The restructured loan is collateralized by certain contract revenues for operations at the facility and the SPF itself.

Combined cash, cash equivalents, and short-term investments at June 30, 2004 were $7.6 million. SPACEHAB’s $5.0 million revolving credit facility, which includes a restriction on $5.6 million of short-term investments, had a balance drawn of $1.4 million as of June 30, 2004.

Deferred revenue as of June 30, 2004 was $7.2 million compared to $16.1 million at June 30, 2003. The decrease is primarily due to the closeout of the Research And Logistics Mission Support (ReALMS) contract and to a previously-billed commercial experiment services contract with Mitsubishi Corporation that was to be flown for the Japan Aerospace Exploration Agency on an upcoming space shuttle research mission. Due to ongoing delays in shuttle missions and the resourceful efforts of SPACEHAB and their international alliance with RSC Energia, the commercial contract was modified and the services provided on multiple Russian Progress missions, the first of which successfully launched subsequent to fiscal year end.

Current liabilities decreased to $22.3 million at June 30, 2004 compared to $27.2 million at June 30, 2003 mainly due to a substantial reduction in accounts payable to strategic partner EADS Space Transportation GmbH, the final payment of a shareholder note, and the recognition of the deferred revenue stated above.

The Company has submitted a formal claim for indemnification of losses totaling $87.7 million dollars resulting from the Space Shuttle Columbia accident in February 2003. The claim has been submitted to NASA, and SPACEHAB is currently in negotiations with NASA with the goal of expedient resolution. The contract with NASA for use of the Company’s space assets on Columbia provided for indemnification of $8.0 million by NASA. The negotiations underway relate to indemnification beyond this amount based upon the Company’s total loss of $87.7 million and NASA’s reconciliation of the losses allowable under the Federal Acquisition Regulations of approximately $47.4 million. SPACEHAB believes that it has a basis for recovery of some or all of the loss from NASA, but there can be no assurance as to the timing or the amount, if any, to be recovered from the claim. In the event that an acceptable resolution cannot be reached, SPACEHAB has the right to file for administrative and/or judicial review of its claim for indemnification.

The Company’s ability to maintain sufficient liquidity in the future will depend on a number of factors including the return to flight of the space shuttle, the continued activity in the commercial and governmental satellite launch industry, and the amount and timing of the ultimate settlement of the claim for indemnification for losses suffered on the Space Shuttle Columbia accident.

Update of Ongoing Operations

In January 2004, the White House issued a new vision for U.S. space leadership. This action was followed by the release of the President’s Commission report on the Implementation of the U.S. Space Exploration Policy in June 2004. This report established clear guidelines for realistic implementation of the Nation’s new space vision, including recommendations to ‘recognize and implement a far larger presence of private industry in space operations with the specific goal of allowing private industry to assume the primary role of providing services to NASA, and most immediately in accessing low-Earth orbit.’

“I am encouraged by the many parallels between the Commission’s report and our Company’s business model,” observed Michael E. Kearney, President and Chief Executive Officer. “Our innovative solutions, commercial offerings, and strong international partnerships that were also advocated as part of the report, position SPACEHAB to be a crucial player in the many initiatives that will evolve from this developing endeavor.”

For the first half of fiscal 2004, the ReALMS contract was the vehicle used by NASA to obtain the use of the Company’s module and pallet carriers. Upon the restructuring of NASA’s various International Space Station (ISS) contracts, Lockheed Martin became the prime contractor for ISS cargo services, and SPACEHAB Flight Services (SFS) now provides logistics capabilities and assets as a subcontractor to Lockheed. The new contract provides for the use of SPACEHAB’s single module as well as its Integrated Cargo Carriers (ICCs) to support three logistics missions to the ISS: STS-121, STS-116, and STS-118, in order of their scheduled launch dates. The contract also provides for sustaining SPACEHAB’s single and double module and ICC flight readiness capabilities throughout the contract period of performance.

Additionally, SPACEHAB has a $19.9 million contract with Boeing for ICC services on the STS-114 mission. Currently, STS-114 is the return-to-flight mission scheduled for launch no earlier than March 2005. SPACEHAB will be further compensated for any additional delays in launching this mission, or other missions under contract that are in the late stages of mission preparation, at the time of an announced delay. This compensation is negotiated on a cost basis as contract price adjustments to cover the period until the shuttle returns to flight.

During the fiscal year, the SFS business unit completed a successful transition of its systems integration and operations capabilities from its subcontract with Boeing to an in-house capability. As a result, SPACEHAB personnel will now perform the end-to-end mission integration, hardware development, and sustaining engineering functions required to support the flight of its existing modules on the space shuttle. This move reduces operating costs, increases flexibility in responding quickly to changing customer requirements, and builds upon existing core SPACEHAB capabilities needed to support future logistics and research missions to the ISS as well as NASA’s emerging exploration initiative.

Subsequent to year end, the SFS Space Commerce Development group was awarded a six-month NASA study contract valued at approximately $1.0 million to support the space agency’s new exploration initiatives. As one of a just a handful of the proposals selected from the multitude submitted, SPACEHAB will define concepts for accomplishing human lunar exploration with a focus on innovative solutions and commercial approaches that could be extensible to Mars and beyond. In addition to this six-month contract effort, the Company may be awarded a contract option that includes an additional six-month effort also valued at nearly $1.0 million.

SPACEHAB’s Astrotech subsidiary supported the processing of twelve spacecraft for launch during fiscal year 2004, compared to eight spacecraft in fiscal 2003. During the fourth quarter 2004, this included four commercial satellites launched into orbit, one of which was the heaviest commercial satellite ever launched successfully through the Sea Launch Company. Astrotech’s Vandenberg Air Force Base facility saw the processing of the ROCSAT-2 spacecraft and the Company’s Titusville, Florida team supported the successful launch of the AMC-11 telecommunications satellite.

During fiscal 2004, Astrotech began direct contract support to NASA for satellite support services in Florida. Astrotech has two NASA missions under contract, MESSENGER which successfully launched after the fiscal year, and Deep Impact scheduled for launch in fiscal 2005. Astrotech is also working with NASA on an Indefinite Delivery/Indefinite Quantity (IDIQ) contract format for future mission support.

SPACEHAB Government Services is currently under contract to provide configuration management services within the Program Integration and Control (PI&C) contract of which ARES Corporation is the prime contractor. The SGS Project Engineering and Fabrication team received several contracts during the fiscal year to design and fabricate various flight and crew training hardware in support of NASA and various ISS international partners. Included were training equipment for NASA and the European Space Agency, large stowage bags, and 175 new flight handrails to support on-orbit astronaut mobility.

Kearney stated, “I am excited about where SPACEHAB and the aerospace industry are going.” A recent Gallup poll showed that more than two-thirds of Americans surveyed support the new space vision and that funding for NASA should remain constant or increase. “There is a renewed spirit of discovery and purpose—not only at NASA but across the Nation—and SPACEHAB will continue to be a pioneering leader of this growing market.”

Conference Call

SPACEHAB will host a conference call at 10:00 a.m. Central time following the earnings release. During the call, management will discuss the Company’s year end and fourth quarter financial results as well as other recent and potential future developments relating to SPACEHAB. To participate on the call, please dial 888.532.3106 (domestic calls) or 904.779.4753 (international calls) and ask for the SPACEHAB Earnings Conference. A taped replay will be available following the conference call and accessible via access code 26054979 until 11:59 p.m. Eastern time on September 9, 2004 at 800.252.6030 (domestic calls) or 402.220.2491 (international calls). To hear a replay of the call via the Internet, visit the Investor Information section of the SPACEHAB website at www.spacehab.com. This audio archived webcast of the conference call will be available on the Company website for approximately 90 days.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. In addition to those risks and uncertainties discussed herein, such risks and uncertainties include, but are not limited to, whether the Company will fully realize the economic benefits under its U.S. National Aeronautics and Space Administration (“NASA”) and other customer contracts, whether NASA and other customers will continue to utilize the Company’s habitat modules and related commercial space assets, whether plans to complete the International Space Station (“ISS”) are fulfilled, continued availability and use of the U.S. Space Shuttle system, technological difficulties, product demand and market acceptance risks, the effect of economic conditions, uncertainty in government funding, the impact of competition, delays and uncertainties in future space shuttle and ISS programs, resolution of the Company’s indemnification claim with NASA arising from the loss of the Columbia orbiter and its crew during the STS-107 mission, and other risks described in reports filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President, Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Revenue	$11,140	$13,688	$77,606	$94,963
Costs of revenue	9,506	12,275	45,678	78,791

Gross profit	1,634	1,413	31,928	16,172

Operating expenses
Selling, general and administrative	2,028	3,869	10,908	13,098
Research and development	214	13	223	118
Nonrecurring charge, loss of Research Double Module	—	—	—	50,268
Goodwill impairment	—	—	8,274	11,925
Asset impairment		16,143		16,143
Impairment of investment in Guigne	—	—	1,800	—

Total operating expenses	2,242	20,025	21,205	91,552

Income (loss) from operations	(608)	(18,612)	10,723	(75,380)
Interest expense	(1,461)	(1,702)	(8,237)	(7,243)
Interest and other income (expense), net	(2)	47	95	(9)

Income (loss) before income taxes	(2,071)	(20,267)	2,581	(82,632)
Income tax (expense) benefit	(255)	130	(506)	857

Net income (loss)	$(2,326)	$(20,137)	$2,075	$(81,775)

Income (loss) per share
Net income (loss) per share – basic	$(0.19)	$(1.63)	$0.17	$(6.66)

Shares used in computing net income (loss) per share – basic	12,563,072	12,353,587	12,450,320	12,285,467

Net income (loss) per share – diluted	$(0.19)	$(1.63)	$0.15	$(6.66)

Shares used in computing net income (loss) per share – diluted	12,563,072	12,353,587	14,141,949	12,285,467

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2004	June 30, 2003
ASSETS
Cash, restricted cash and investments	$7,577	$15,348
Accounts receivable, net	7,878	6,780
Property, plant, and equipment, net	79,600	83,689
Other assets, net	4,870	15,539

Total assets	$99,925	$121,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	22,301	27,221
Long-term liabilities	68,214	89,045
Stockholders’ equity	9,410	5,090

Total liabilities and stockholders’ equity	$99,925	$121,356

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